SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 7, 2015

(Date of Report)

TELCO CUBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hollywood Blvd, Suite 202, Hollywood FL 33020

(Address of principal executive offices)

Registrant's telephone number, including area code: (305)747-7647

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02

Non-Reliance on Previously Issued Financial Statements

On November 30, 2015, the Company filed its audited financial statements on Form 10-K/A covering the years ended November 30, 2012, 2013, and 2014.  The financial statements for those periods previously filed on Form 10-K were not audited.

During the course of the audits, several material adjustments to the previously filed financial statements were recorded.  Most significantly, the Company recorded an impairment of $2,000,000 on the oil and gas assets previously reported.  In addition to this impairment, the Company had material adjustments to derivative liabilities and notes payable.

As a result of the above adjustments, the Company advises that the financial reports previously filed on Form 10-K for the years ended November 30, 2012, 2013, and 2014, together with interim quarterly financial statements filed on Form 10-Q during these years as well as for the quarters ended February 20, 2015 and May 31, 2015 should not be relied upon.

At the time of original filing, the Company believed that its financial statements represented an accurate reflection of the Company’s financial condition and results of operations.  The adjustments were not known until the conclusion of the audit.

The Company’s Chief Executive Officer discussed with the registrant’s independent accountant the matters disclosed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2015

TELCO CUBA, INC. By: /s/ William Sanchez William Sanchez Chief Executive Officer